UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2020, Eagle Pharmaceuticals, Inc., or the Company, issued a press release announcing its financial results for the three and nine months ended September 30, 2020.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Departure of Chief Financial Officer

On October 29, 2020, Pete Meyers ceased to serve as the Company’s Chief Financial Officer. In connection with his departure, Mr. Meyers is entitled to receive the severance compensation provided for under the Company’s previously disclosed Amended and Restated Severance Benefit Plan and Mr. Meyers’ participation agreement thereunder, for a non-change in control covered termination. Mr. Meyer’s receipt of severance compensation was contingent upon his execution of a release of claims against the Company, and such release has been received by the Company.

(c)        Appointment of Chief Financial Officer

On October 29, 2020, the Executive Committee of the Board of Directors, or the Board, of the Company, upon authority delegated to the Executive Committee by the Board, appointed Brian Cahill as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer of the Company effective immediately.

Mr. Cahill, age 52, has served as the Vice President of Finance of the Company since January 2018 and previously served as the Company’s Corporate Controller from October 2016 to December 2017. Prior to joining the Company, Mr. Cahill held Corporate Controller positions from November 2015 to October 2016 at Aralez Pharmaceuticals, Inc., a specialty pharmaceutical company, and from October 2006 to October 2015 at Par Pharmaceutical Companies, Inc., a generic and branded pharmaceutical company, where he had broad responsibility for the technical accounting, management and Securities and Exchange Commission reporting, income tax, revenue controls, financial business integration, payroll, and accounts payable functions. Mr. Cahill also held positions of increasing responsibility from November 1999 to October 2006 at PricewaterhouseCoopers LLP. Mr. Cahill holds a Bachelor of Science in Accounting from Manhattan College and is a Certified Public Accountant.

There are no family relationships between Mr. Cahill and any director or executive officer of the Company. There are no related party transactions involving Mr. Cahill and the Company requiring disclosure under Item 404(a) of Regulation S-K.

Information regarding any material compensatory arrangement between the Company and Mr. Cahill in connection with his appointment as Chief Financial Officer, or any grant or award to Mr. Cahill under any such arrangement, has not been finalized and, therefore, is unavailable at this time. The Company will disclose such information, when it becomes available, in a Current Report on Form 8-K which will be filed with the SEC.

Item 7.01	Regulation FD Disclosure

On November 2, 2020, the Company issued a press release announcing the appointment of Mr. Cahill as its Chief Financial Officer as well as the employment of four additions to the Company’s clinical, formulations and commercialization leadership teams. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Earnings Release dated November 2, 2020.
99.2	Press Release dated November 2, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2020	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer